                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / X /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                  AVNET, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                       AVNET, INC.

                            ----------------------------------

                         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ----------------------------------

                         TO BE HELD WEDNESDAY, NOVEMBER 20, 1996

          TO ALL SHAREHOLDERS OF AVNET, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of AVNET, INC., a New York corporation ("Avnet"), will be held at The Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, on Wednesday, November 20, 1996 at 10:30 A.M. Eastern Standard Time, for the following purposes:

     1. To elect twelve directors to serve until the next Annual Meeting and until their successors have been elected and qualified.

     2. To consider, approve and adopt the Avnet Deferred Compensation Plan for Outside Directors.

     3. To consider, approve and adopt the Avnet 1996 Incentive Stock Option
        Plan.

     4. To ratify the appointment of Arthur Andersen LLP as independent public accountants to audit the books of Avnet for the fiscal year ending June 27, 1997.

     5. To take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October 4, 1996 as the record date for the Annual Meeting. Only holders of shares of Avnet's Common Stock of record at the close of business on such date shall be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                                 By Order of the Board of
                                                 Directors

                                                 SYLVESTER D. HERLIHY
                                                 Secretary
October 11, 1996

                                  AVNET, INC.
                              80 CUTTER MILL ROAD
                           GREAT NECK, NEW YORK 11021

                            ------------------------

                                PROXY STATEMENT
                             DATED OCTOBER 11, 1996

                            ------------------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 20, 1996

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Avnet, Inc. ("Avnet") for use at the Annual Meeting of Shareholders to be held on November 20, 1996, and at any and all adjournments thereof (the "Annual Meeting"), with respect to the matters referred to in the accompanying notice. A form of proxy is enclosed herewith. Any shareholder who executes and returns the proxy in the enclosed return envelope may revoke such proxy by written notice of revocation, provided it is received by the Secretary of Avnet at the address set forth above at any time prior to the Annual Meeting, by submission at such address of another proxy bearing a later date, or by voting in person at the Annual Meeting. The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to shareholders is October 11, 1996.

     Only holders of outstanding shares of Avnet's Common Stock of record at the close of business on October 4, 1996 are entitled to notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote per share held of record. The aggregate number of shares of Avnet's Common Stock outstanding (net of treasury shares) at October 4, 1996 was 43,424,126, comprising all of Avnet's capital stock outstanding as of that date.

                             ELECTION OF DIRECTORS

     Twelve directors are to be elected at the Annual Meeting to hold office until the next
Annual Meeting of Shareholders and until their successors have been elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote each properly signed and returned proxy (unless otherwise directed by the shareholder executing such proxy) for the election as directors of Avnet of the twelve persons listed below. Each of such persons has consented to being named herein and to serve if elected.

     Directors will be elected by a plurality of the votes properly cast (in person or by proxy) at the Annual Meeting. Thus, shareholders who do not vote, or who withhold their vote from one or more nominees below and do not vote for another person, will not affect the outcome of the election provided that a quorum is present at the Annual Meeting. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the Annual Meeting, provided that this proxy statement has been transmitted to the beneficial owners at least fifteen (15) days before the Annual Meeting.

     All of the nominees were elected directors at the Annual Meeting of Shareholders held on November 15, 1995. In case any of the nominees below should become unavailable for election for any presently unforeseen reason, the persons named in the enclosed form of proxy will have the right to use their discretion to vote for a substitute or to vote for the remaining nominees and leave a vacancy on the Board of Directors. Under the By-Laws of Avnet, any such vacancy may be filled by a majority vote of the directors then in office or by the shareholders at any meeting thereof. Avnet's By-Laws also empower the Board of Directors to fix the number of directors from time to time to be in office.

     The information set forth below as to the age, principal occupation during the past five years and other directorships of each nominee has been furnished to Avnet by such nominee.

                                        YEAR FIRST          PRINCIPAL OCCUPATION DURING
                                        ELECTED A           LAST FIVE YEARS; ALSO OTHER
             NAME               AGE      DIRECTOR      CURRENT PUBLIC COMPANY DIRECTORSHIPS
------------------------------  ---     ----------     -------------------------------------
Eleanor Baum(a)(b)              56         1994        Dean of the School of Engineering of
                                                       The Cooper Union, New York, NY; also
                                                       a Director of Allegheny Power System
                                                       Corporation and U.S. Trust
                                                       Corporation.
Gerald J. Berkman(a)(b)(c)      70         1989        Retired Senior Partner of Berkman &
                                                       Leff, stock brokers; stock
                                                       specialist, American Stock Exchange.
Joseph F. Caligiuri(b)(c)       68         1992        Executive Vice President (retired
                                                       April 1993) of Litton Industries,
                                                       Inc., a technology-based company
                                                       providing resource exploration
                                                       services, industrial automation
                                                       systems and advanced electronic and
                                                       defense systems to the United States
                                                       and world markets; also a director of
                                                       The Titan Corporation.
Sylvester D. Herlihy            69         1973        Senior Vice President and Secretary
                                                       of Avnet and President of Avnet's
                                                       Channel Master division.

---------------

(a) Member of the Audit Committee.

(b) Member of the Executive Committee.

(c) Member of the Executive Incentive and Compensation Committee.

Ehud Houminer(a)(b)             56         1993        Professor and Executive-in-Residence
                                                       at Columbia Business School, Columbia
                                                       University, New York, NY and (since
                                                       January 1996) a principal of Lear,
                                                       Yavitz and Associates, a management
                                                       consulting firm; previously an
                                                       executive of Philip Morris Companies
                                                       Inc., and consultant to Bear, Stearns
                                                       & Co., Inc. (February 1992 through
                                                       March 1995); also a director of
                                                       various Dreyfus mutual funds, Five
                                                       Stars Food Service Inc., and W&H
                                                       Gidden Ltd. (London, England).
Leon Machiz(b)(d)               72         1968        Chairman of the Board and Chief
                                                       Executive Officer of Avnet.
Salvatore J. Nuzzo(a)(b)(c)(d)  65         1982        Chairman and CEO (since May 1996) of
                                                       Datron Inc., a manufacturer of
                                                       aerospace and defense products;
                                                       Chairman of the Board (since March
                                                       1994) of Marine Mechanical Corp., a
                                                       manufacturer of defense products;
                                                       also Chairman of the Board and
                                                       director of SL Industries, Inc., a
                                                       manufacturer of
                                                       industrial/communications products;
                                                       prior to March 1994, Chairman of the
                                                       Board (from March 1991) and Chief
                                                       Executive Officer (from March 1991
                                                       until December 1992) of Technautics
                                                       Corporation, a manufacturer of
                                                       defense/aerospace products.

---------------

(a) Member of the Audit Committee.

(b) Member of the Executive Committee.

(c) Member of the Executive Incentive and Compensation Committee.

(d) Member of the Nominating Committee.

Frederic Salerno(b)(c)(d)       53         1993        Director and Vice Chairman of the
                                                       Board of NYNEX Corporation, a
                                                       telecommunications company (from
                                                       March 1991); President of NYNEX
                                                       Corporation's Worldwide Services
                                                       Group (from March 1991 to March
                                                       1994); also a Director of Bear,
                                                       Stearns & Co., Inc., Telecom Asia (an
                                                       affiliate of NYNEX),Viacom Inc.,
                                                       Orange and Rockland Utilities, Inc.
                                                       and Avenor, Inc.
David Shaw                      70         1990        Consultant to Avnet; previously
                                                       Senior Vice President (retired since
                                                       June 1993) of Avnet and an executive
                                                       officer of Avnet's Electronic
                                                       Marketing Group.
Roy Vallee(b)(d)                44         1991        Vice Chairman of the Board of Avnet
                                                       (since November 1992) and President
                                                       and Chief Operating Officer of Avnet
                                                       (since March 1992); prior thereto,
                                                       Senior Vice President of Avnet and
                                                       President of Avnet's Hamilton/Avnet
                                                       Electronics division.

---------------

(b) Member of the Executive Committee.

(c) Member of the Executive Incentive and Compensation Committee.

(d) Member of the Nominating Committee.

Keith Williams                  48         1994        Senior Vice President of Avnet (since
                                                       November 1993) and President of
                                                       Avnet's International Electronic
                                                       Marketing Group (since February
                                                       1994); prior thereto, Director of
                                                       International Operations for Avnet's
                                                       Electronic Marketing Group (from
                                                       October 1993 to February 1994), Vice
                                                       President of Avnet (from November
                                                       1992 to November 1993), President and
                                                       Managing Director of Avnet's European
                                                       Electronic Marketing Group (from
                                                       November 1992 until October 1993) and
                                                       Manager of Avnet's European
                                                       Operations (from July 1991 to
                                                       November 1992).
Frederick S. Wood(a)(b)(c)(d)   68         1992        Consultant to General Dynamics
                                                       Corporation, a supplier to the United
                                                       States Defense Department and the
                                                       aerospace industry.

---------------

(a) Member of the Audit Committee.

(b) Member of the Executive Committee.

(c) Member of the Executive Incentive and Compensation Committee.

(d) Member of the Nominating Committee.

THE BOARD OF DIRECTORS AND CERTAIN OF ITS COMMITTEES

     Avnet's Board of Directors held six meetings during fiscal 1996: the annual organizational meeting (which occurs shortly after the Annual Meeting of Shareholders) and five regularly scheduled meetings. The Board of Directors has appointed committees, including an Audit Committee, an Executive Incentive and Compensation Committee, a Nominating Committee and an Executive Committee, to carry out certain particular responsibilities.

     The Audit Committee is charged with maintaining communication between the full Board and Avnet's independent public accountants, reviewing the status of the annual audit prior to its completion and determining the nature and extent of any problems warranting consideration by the full Board, reviewing any disagreements that have not been resolved to the satisfaction of both management and the independent public accountants, evaluating the adequacy and effectiveness of Avnet's internal accounting controls and reporting to the full Board with respect thereto. The Audit Committee also reviews quarterly financial statements. The Audit Committee met eight times in fiscal 1996.

     The Executive Incentive and Compensation Committee administers Avnet's stock option plans and incentive stock program and is responsible for reviewing and approving compensation of the Chief Executive Officer, the four other most highly paid executives and other executives whose total cash compensation is greater than $500,000 per year. The Executive Incentive and Compensation Committee met three times in fiscal 1996.

     The Nominating Committee is charged with considering, screening and recommending to the Board of Directors appropriate candidates for nomination to be elected and/or re-elected as directors of Avnet by the shareholders of Avnet or for election by the Board of Directors between shareholder meetings. The Nominating Committee will consider other recommendations only from persons solicited by the Committee. The Nominating Committee met once in fiscal 1996.

     The Executive Committee is charged with the authority of the full Board and, between meetings of the Board, is authorized to exercise the powers of the Board in the management of the business affairs of Avnet subject to limitations prescribed by law. The Executive Committee met four times in fiscal 1996.

     During fiscal 1996, each incumbent director attended at least 75% of the combined number of meetings of the Board and of the committees (if any) on which such director served, with the exceptions of Joseph E. Caligiuri, Sylvester D. Herlihy, Frederic Salerno and Howard Stein. (Mr. Stein is not standing for re-election.)

COMPENSATION OF DIRECTORS

     Directors of Avnet who are also officers or employees of Avnet do not receive special or additional remuneration for service on the Board of Directors or any of its committees. Each non-employee director other than Mr. Shaw receives an annual retainer fee of $15,000 for serving on the Board, an annual retainer fee of $3,000 for each committee on which he or she serves, and an additional $3,000 for each committee on which he or she serves as chairman. The maximum aggregate annual fee for a non-employee director is $24,000. Each non-employee director other than Mr. Shaw is also paid $1,000 per meeting for each meeting of the Board attended by such director. In addition, under the Outside Directors' Stock Bonus Plan, non-employee directors other than Mr. Shaw are awarded 250 shares of Avnet Common Stock upon their re-election each year to a maximum of 1,000 shares during the four-year term of the plan. In July 1996 the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, the Avnet Deferred Compensation Plan for Outside Directors (the "Deferred Compensation Plan"). The Deferred Compensation Plan will permit non-employee directors of Avnet to defer, in the form of cash or Avnet Common Stock equivalent units, all or any portion of their retainer and committee fees beginning in January 1997. A detailed description of the Deferred Compensation Plan is set forth on pages 24 to 27.

     In July 1996, the Board of Directors voted to terminate the Retirement Plan for Outside Directors of Avnet, Inc. (the "Retirement Plan") with respect to outside directors elected for the first time after May 21, 1996. Therefore, while members of the Board of Directors as of May 21, 1996 are still entitled to accrue benefits under the Retirement Plan, Board members elected for the first time thereafter will not be eligible to participate in the Retirement Plan. The Retirement Plan provides retirement income for eligible directors who are not officers, employees or affiliates (except by reason of being a director) of Avnet (the "Outside Directors"). The Retirement Plan entitles any eligible Outside Director who has completed six years or more of active service to an annual cash retirement benefit equal to the annual retainer fee (including committee fees) during the Outside Director's last year of active service, payable in equal monthly installments for a period of from two to ten years, depending on length of service, with payments beginning on the date which is the later of such director's 65th birthday or his or her retirement date. The Retirement Plan also provides for automatic retirement of Outside Directors at age 72 or, in the case of Outside Directors serving on the Board on the Retirement Plan's effective date, July 1, 1992, age 75. The surviving spouse of any deceased Outside Director is entitled to 50% of any remaining unpaid retirement benefit.

     On July 1, 1996, Avnet entered into an amendment to its consulting agreement dated July 1, 1993 with David Shaw. The agreement, as amended, expires on June 30, 1998 and provides that Mr. Shaw will be paid $50,000 per annum for performing consulting and advisory services for Avnet. In addition, Mr. Shaw will receive certain medical insurance benefits. The agreement restricts Mr. Shaw during its term from providing services to or acquiring a ten percent (10%) or more interest in any business competitive with Avnet in the electronic distribution business or with any of Avnet's suppliers which also sells products to Avnet's competitors or any representative firm which represents Avnet and also represents any of Avnet's competitors.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth information with respect to the Avnet Common Stock beneficially owned at August 31, 1996 by each director of Avnet and by each of the executive officers named in the Summary Compensation Table set forth on page 12 (in each case, the number of shares represent less than 1% of Avnet's outstanding Common Stock), and by all directors and executive officers as a group. Except where specifically noted in the table, all the shares listed for a person or the group are directly held by such person or group members, with sole voting and dispositive power. The table includes shares owned by (i) spouses, minor children and certain relatives, (ii) trusts, custodianships and other entities as to which the persons have the power to direct the voting or disposition of securities. The table also includes shares covered by stock options which have or will first become exercisable through December 31, 1996; it does not reflect undelivered awards of restricted stock under the Avnet Incentive Stock Program or the Outside Directors' Stock Bonus Plan.

                                                                     AMOUNT AND NATURE
                                                                       OF BENEFICIAL
                              NAME                                       OWNERSHIP
-----------------------------------------------------------------  ----------------------
Eleanor Baum.....................................................      650
Gerald J. Berkman................................................    5,000
Joseph F. Caligiuri..............................................    1,750  (T,S)
Steven C. Church.................................................    1,825
                                                                    25,250  (O)
Sylvester D. Herlihy.............................................   23,565
                                                                     5,000  (O)
Ehud Houminer....................................................    2,500
Leon Machiz......................................................   72,084
                                                                    10,614  (S)
                                                                   200,000  (O)
Salvatore J. Nuzzo...............................................    3,500
Frederic Salerno.................................................      500
David Shaw.......................................................   35,000
Joseph W. Semmer.................................................    1,265
                                                                    26,253  (T,S)
                                                                    36,544  (O)
Howard Stein.....................................................    3,250
Roy Vallee.......................................................    1,149
                                                                     4,690  (T,S)
                                                                   146,200  (O)
Keith Williams...................................................    1,146
                                                                    28,750  (O)
Frederick S. Wood................................................    1,000  (T)
Directors and Executive Officers as a Group (28 persons).........  192,900
                                                                     1,000  (T)
                                                                    32,693  (T,S)
                                                                    30,021  (S)
                                                                   614,828  (O)
                                                                   -------
                                                                   871,442  [2.01% of the
                                                                            outstanding]

---------------

(T) Shares owned by trusts and other entities as to which the person has the power to direct voting and investment.
(S) Shares as to which the person shares voting and investment power with others.
(O) Shares issuable upon exercise of stock options.

     Avnet knows of no person or group which beneficially owns more than 5% of the outstanding shares of Avnet Common Stock.

     Section 16(a) Beneficial Ownership and Reporting Compliance

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, Avnet's directors, executive officers and beneficial owners of more than 10% of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission, the New York Stock Exchange and the Pacific Stock Exchange concerning their ownership of and transactions in Avnet Common Stock; such persons are also required to furnish Avnet with copies of such reports. Based solely on the reports and related information furnished to Avnet, Avnet believes that in fiscal 1996 all such filing requirements were complied with in a timely manner by all directors and executive officers.

COMPENSATION OF AVNET MANAGEMENT

     The following table sets forth information concerning the total compensation during Avnet's last three fiscal years of its Chief Executive Officer and its four other executive officers who had the highest individual aggregates of salary and bonus during Avnet's fiscal year ended June 28, 1996:

                           SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM COMPENSATION
                                                                 -----------------------
                                         ANNUAL COMPENSATION     RESTRICTED   SECURITIES
          NAME AND            FISCAL   -----------------------     STOCK      UNDERLYING      ALL OTHER
     PRINCIPAL POSITION        YEAR      SALARY       BONUS      AWARDS(1)    OPTIONS(#)   COMPENSATION(2)
----------------------------  ------   ----------   ----------   ----------   ----------   ---------------
Leon Machiz,................   1996    $1,000,000   $1,160,000    $205,000           --        $ 8,932
  Chairman of the Board and    1995     1,000,000      660,000     146,500      100,000          8,097
  Chief Executive Officer      1994     1,000,000      250,000     135,188      100,000         91,553
Roy Vallee,.................   1996       600,000      724,000     141,040       25,000            953
  Vice Chairman, President
    and                        1995       500,000      364,000     100,792      100,000         33,946
  Chief Operating Officer      1994       500,000      200,000      96,563       50,000            786
Steven C. Church,...........   1996       300,000      241,229      76,875       15,000            920
  Senior Vice President        1995       250,000      249,481      54,938           --            485
                               1994       125,000      136,054      15,450       30,000             --
Keith Williams,.............   1996       317,337      164,734      35,875       15,000         46,801
  Senior Vice President        1995       268,308      200,758      24,612       10,000         45,172
                               1994       198,574      123,279      19,313       15,000         31,119
Joseph W. Semmer,*..........   1996       315,000      186,790      33,825        7,500         42,558
  Senior Vice President        1995       315,000      172,876      14,650       10,000          5,616
                               1994       240,000      300,000          --       32,169            448

---------------

* Retired June 29, 1996.

(1) The dollar values of the restricted stock awards shown in this table are based on the closing price of a share of Avnet Common Stock on the date on which the restricted stock awards were made. The number of shares of restricted stock awarded to each person named in the table during fiscal year 1996 was as follows: Mr. Machiz -- 4,000 shares; Mr. Vallee -- 2,752 shares; Mr. Church -- 1,500 shares; Mr. Williams -- 700 shares; and Mr. Semmer -- 660 shares. These restricted shares vested and will vest in four equal installments in January 1996, 1997, 1998 and 1999. A holder of undelivered restricted stock awards is not entitled to receive dividends paid on, or to any other rights of a shareholder with respect to, the Avnet Common Stock underlying such awards. The aggregate number of shares of allocated but undelivered restricted stock at Avnet's 1996 fiscal year-end (June 28, 1996) and the value of such shares (based on the closing price of a share of Avnet Common Stock on that date) are as follows: Mr. Machiz -- 5,875 shares ($247,484); Mr. Vallee -- 4,065 shares ($171,238); Mr. Church -- 1,975 shares ($83,197); Mr. Williams -- 986 shares ($41,535); and Mr. Semmer -- 695 shares ($29,277).

(2) Consists of premiums paid by Avnet for the insurance benefits to the persons named in the table under the executive life insurance program described on page 16 except that in the case of Mr. Machiz, the figure for 1994 includes $84,218 for the accrual for the post-employment benefit payable to him under the terms of his employment contract described on pages 16-17; in the case of Mr. Vallee, the figure for 1995 includes the payment of $33,077 made in fiscal 1995 in respect of accrued but unused vacation; in the case of Mr. Williams, the figure includes the employer contribution to the Avnet EMG Ltd. Retirement and Death Benefit Plan amounting to $45,797, $44,561 and $30,576 in fiscal years 1996, 1995 and 1994, respectively; in the case of Mr. Semmer, the figure for 1996 includes the payment of $36,346 made in respect of accrued but unused vacation.

     OPTIONS

     The following table sets forth information concerning grants of stock options during Avnet's fiscal year ended June 28, 1996 to each of Avnet's executive officers named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS
                   ------------------------------------------------------------
                   NUMBER OF       TOTAL
                   SECURITIES     OPTIONS                                           POTENTIAL REALIZABLE VALUE AT
                   UNDERLYING   GRANTED TO                 MARKET                   ASSUMED ANNUAL RATES OF STOCK
                    OPTIONS      EMPLOYEES    EXERCISE    PRICE ON                   APPRECIATION FOR OPTION TERM
                    GRANTED         IN        PRICE PER   DATE OF    EXPIRATION    --------------------------------
       NAME          (#)(1)     FISCAL YEAR     SHARE      GRANT        DATE          0%         5%          10%
------------------ ----------   -----------   ---------   --------   ----------    --------   ---------   ---------
Leon Machiz.......       --          --             --         --            --          --           --          --
Roy Vallee........   25,000         6.4%       $ 28.00     $51.81     9/25/2005    $595,250   $1,409,950  $2,659,875
Steven C. Church..   15,000         3.9          47.00      47.00    11/14/2005          --      443,445   1,123,770
Keith Williams....   15,000         3.9          47.00      47.00    11/14/2005          --      443,445   1,123,770
Joseph W. Semmer..    7,500         1.9          47.00      47.00    11/14/2005          --      221,723     561,885

---------------

(1) All of the options granted become exercisable in four cumulative installments on each of the first through fourth anniversary dates of the date of grant.

     The following table sets forth information concerning exercises of stock options during fiscal 1996 by each of Avnet's executive officers named in the Summary Compensation Table and the number and value of options held by them at fiscal year end:

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                                          VALUE OF UNEXERCISED
                                                            NUMBER OF SECURITIES              IN-THE-MONEY
                                SHARES                     UNDERLYING UNEXERCISED           OPTIONS AT FISCAL
                              ACQUIRED ON                OPTIONS AT FISCAL YEAR END            YEAR-END(1)
                               EXERCISE       VALUE      ---------------------------   ---------------------------
            NAME                  (#)        REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------  -----------   ----------   -----------   -------------   -----------   -------------
Leon Machiz.................     50,000     $1,950,000     175,000        125,000      $ 2,925,000     $ 375,000
Roy Vallee..................         --             --     121,200        125,000        1,802,288       939,063
Steven C. Church............         --             --      18,000         31,000          170,000       142,500
Keith Williams..............      5,000        163,450      18,750         31,250          209,219       170,157
Joseph W. Semmer............         --             --      34,669         15,000          823,085        45,000

---------------

(1) Value of unexercised options is the difference between the aggregate market value of the underlying shares (based on the average of the high and low prices on June 28, 1996 of $42.75 per share) and the aggregate exercise price for such shares.

RETIREMENT BENEFITS AND INSURANCE POLICIES

     The Avnet Pension Plan ("Pension Plan") is a defined benefit plan which covers most United States employees of Avnet, including each of the executive officers named in the Summary Compensation Table except for Mr. Williams who is covered by the Avnet EMG Ltd. Retirement and Death Benefit Plan, a defined contribution plan. The Pension Plan provides defined benefits including a cash balance feature whereby a participant accumulates a cash balance benefit based upon a percentage of salary and interest credits which varies with age. The accumulated cash balance benefit is approximately equal to the actuarial present value of a deferred annuity benefit determined by aggregating 2% of pensionable remuneration for each year of credited service. In general, pensionable remuneration includes base salary, commissions, royalties, cash incentive compensation and contractual deferred compensation. No benefit is accrued under the Pension Plan in respect of remuneration exceeding $100,000 in any year. There is no direct deduction under the Pension Plan for social security or other benefits.

     The following table sets forth estimated annual retirement benefits payable under the Pension Plan for each of the executive officers of Avnet named in the Summary Compensation Table, assuming that (i) each such executive officer currently under age 65 retires at age 65, (ii) current pensionable remuneration for each such executive officer remains unchanged until retirement, (iii) benefits under the Pension Plan are not altered prior to retirement and (iv) all actuarial costs and expenses of the Pension Plan are paid by the Pension Plan:

                                                                ESTIMATED
                                                                  ANNUAL
                                                            RETIREMENT BENEFIT
                                                            ------------------
    Leon Machiz...........................................       $  4,070(1)
    Roy Vallee............................................         77,340
    Steven C. Church......................................         46,000
    Keith Williams........................................             --
    Joseph W. Semmer......................................          6,071(2)

---------------

(1) This is Mr. Machiz's actual annual benefit accrual as of June 28, 1996. During fiscal year 1995, Mr. Machiz received a lump-sum payment of $1,229,248 representing the present value of his accrued retirement benefit at December 31, 1994, which payment was made pursuant to Section 401(a)(9)(C) of the Internal Revenue Code of 1986, as amended.

(2) This is Mr. Semmer's actual benefit accrued through his June 29, 1996 date of retirement.

     Avnet pays the premiums in respect of an executive life insurance program which provides for: (1) payment of a death benefit to the designated beneficiary of each participating officer in an amount equal to twice the yearly earnings (including salary and incentive compensation) of such officer, up to a maximum benefit of $1,000,000; (2) payment to Avnet, upon the death of a participating officer, of the amount by which the benefit payable by the insurer under the particular policy exceeds the death benefit payable to such officer's beneficiary; (3) an option for each participating officer, upon termination of his or her employment, either to buy such officer's policy from Avnet or to receive from Avnet a supplemental retirement benefit (if the officer has satisfied certain age and service requirements) payable annually to such officer or his or her beneficiary for ten years in an amount equal to 36% of the officer's maximum eligible compensation, such retirement benefit not to exceed $180,000 per year; and (4) payment to Avnet upon the death of an officer who elects to receive supplemental retirement benefits of the full amount payable by the insurer under the particular policy.

     As permitted by Section 726 of the Business Corporation Law of New York, Avnet has in force directors' and officers' liability insurance and corporate reimbursement insurance, written by Federal Insurance Company (a Chubb Company), by Columbia Casualty Co. and by National Union Insurance Company, for the one-year period which commenced on August 1, 1996 at a total cost of $446,000. The policy insures Avnet against losses from claims against its directors and officers when they are entitled to indemnification by Avnet, and insures Avnet's directors and officers against certain losses from claims against them in their official capacities. All duly elected directors and officers of Avnet are covered under this insurance.

EMPLOYMENT CONTRACTS

     In June 1996, Avnet entered into a restated employment agreement (the "Agreement") with Leon Machiz (Chairman of the Board and Chief Executive Officer of Avnet) which consolidated and restated Mr. Machiz's employment agreement as extended by employment extension agreements dated November 29, 1993 and June 1, 1995. Under the terms of the Agreement which expires on June 26, 1998 (subject to earlier termination by Mr. Machiz as described below) Mr. Machiz is to receive an annual base salary of $1,000,000 and additional compensation per year equal to $5,000 for each one cent by which Avnet's net earnings per share (before unusual and/or infrequent items) for that year on a fully-diluted basis exceed $2.00 (with a fixed amount equal to the greatest of (i) $250,000, (ii) the average of the incentive compensation earned in the preceding two fiscal years or (iii) incentive compensation paid to Mr. Machiz for the full fiscal year completed most recently prior to the date of consummation, in the event of a business combination transaction which makes it impracticable to calculate Avnet's net earnings). Such additional compensation as shown in the bonus column of the Summary Compensation Table was $1,160,000 in fiscal 1996 based on Avnet's fiscal 1996 earnings of $4.32 per share (on a fully-diluted basis) as adjusted to exclude the effect on net earnings of the amount accrued in fiscal 1996 for Mr. Machiz's incentive compensation. Mr. Machiz has the right to terminate his full-time employment if a majority of the Board of Directors of Avnet shall be elected by any single person, entity or group which owns or controls voting rights to a majority of Avnet's then outstanding stock. In addition, Mr. Machiz will be retained as a consultant and advisor to Avnet, at an annual salary of $250,000, (i) for a period of five years, if Mr. Machiz exercises his above-mentioned right to terminate his full-time employment, or
(ii) for so much of the period from June 27, 1998 to June 26, 2003, during which he is not employed full-time by Avnet. Avnet has also agreed that (i) if Mr. Machiz becomes permanently and totally disabled during the period of his full-time employment, he will be paid by Avnet for the balance of his lifetime an annual disability benefit of $350,000, and (ii) if Avnet ceases to use his services as an employee at a time when Mr. Machiz is not disabled, Avnet will pay to him for the balance of his lifetime (or to his estate in the event of his death) an annual post-employment benefit of $100,000 (in the event of his death a minimum of $1,000,000) plus certain medical and (if applicable) life insurance benefits.

     Pursuant to his employment agreement with Avnet which expires on June 26, 1998, Roy Vallee (Vice Chairman, President and Chief Operating Officer of Avnet) receives an annual base salary of $600,000 and additional compensation per year equal to (i) $1,000 for each one cent by which Avnet's net earnings per share (before unusual and/or infrequent items) on a fully-diluted basis for that year exceed $1.00 and are less than or equal to $2.00, plus (ii) $2,000 for each one cent by which Avnet's net earnings per share (before unusual and/or infrequent items) on a fully-diluted basis for that year exceed $2.00 and are less than or equal to $3.00, plus (iii) $3,000 for each one cent by which Avnet's net earnings per share (before unusual and/or infrequent items) on a fully-diluted basis for that year exceed $3.00 and are less than or equal to $4.00, plus (iv) $4,000 for each one cent by which Avnet's net earnings per share (before unusual and/or infrequent items) on a fully-diluted basis for that year exceed $4.00 and are less than or equal to $5.00, plus (v) $5,000 for each one cent by which Avnet's net earnings per share (before unusual and/or infrequent items) on a fully-diluted basis for that year exceed $5.00. Avnet has also agreed that (i) if Mr. Vallee becomes permanently and totally disabled on or prior to June 26, 1998, he will be paid by Avnet through the earlier of the date of cessation of such disability or his death an annual disability benefit of $250,000. Avnet has the option to retain Mr. Vallee as a consultant for up to twenty-four consecutive months immediately following the termination of the contract or his employment with Avnet, during which time he will be compensated at a rate equal to the average of the base and incentive compensation earned by him during the twelve-month period immediately preceding his termination as an employee. Mr. Vallee may terminate his contract if someone other than Leon Machiz becomes Chairman and Chief Executive Officer of Avnet. In addition, pursuant to the contract, Mr. Vallee was granted in fiscal 1996, 25,000 options at an exercise price of $28.00.

     Mr. Joseph Semmer, a senior vice president of Avnet, retired from Avnet as of June 29, 1996, and his employment agreement with Avnet was terminated. In fiscal 1996 pursuant to that agreement, Mr. Semmer received an annual base salary of $240,000 and additional salary and cash bonus of $261,790. Mr. Semmer continues to serve as a consultant to Avnet pursuant to an agreement which expires on February 28, 2002 and provides that for such services he will receive $180,000 in fiscal 1997 and lesser amounts thereafter. The agreement restricts Mr. Semmer until February 28, 2002 from providing services to or acquiring a 5% or more interest in any business competitive with Avnet or related to the distribution of electonic components or computer systems.

     Pursuant to his employment agreement with Avnet EMG Ltd. ("EMG") Mr. Williams' employment may be terminated by either Mr. Williams or EMG on three years prior written notice except that EMG may terminate his employment without notice for cause. In the event Mr. Williams fails to give three years' notice of termination, for a period of one year after such termination, Mr. Williams may not perform services for or acquire an equity interest of 5% or more in any company competitive with EMG or Avnet or any other Avnet affiliate in the United Kingdom or any other country with respect to which Mr. Williams rendered services within the previous twelve months. Mr. Williams' employment agreement does not fix the amount of his base salary or annual incentive compensation.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In accordance with the Company's By-Laws, the Executive Incentive and Compensation Committee of the Board of Directors (the "Committee") is responsible for reviewing and approving compensation of the Chief Executive Officer, the four other most highly paid executives and other executives whose total cash compensation is greater than $500,000 per year. In addition, the Committee also sets the policy for, administers and determines all allocations and awards made to Avnet executives under Avnet's long-term compensation plans. All eligible Company employees, including executive officers, may participate in Avnet's long-term compensation plans. All members of the Committee are non-employee directors unaffiliated with management.

     Executive compensation consists of three components -- base salary, annual incentive compensation (bonus) and long-term incentive compensation.

     The base salary of each of the Company's executive officers earning $500,000 or less per year is set annually by such officer's immediate supervisor with the approval of the Chief Executive Officer and the President. The base salaries of the Chief Executive Officer, the four other most highly compensated executives and other executives earning greater than $500,000 are determined by the Committee. Base salaries are influenced by a variety of objective and subjective factors. Particular consideration is given to the range of compensation levels for officers of other companies in the electronic distribution industry including, but not limited to, the peer group used in the performance graph appearing on page 23 and companies of similar size to Avnet in a broader range of businesses. There is no precise formula used to set base compensation, and base compensation levels may fall above or below average compensation levels of comparable companies depending upon the management and leadership abilities, level of responsibility and performance of the particular executive.

     In addition to base salary, most executive officers receive annual incentive compensation. For most executive officers, annual incentive compensation is based on the annual net before tax income ("NBTI") objective of the business units for which such executives are responsible. For each such executive, an annual target incentive compensation is set. A numerical factor ("multiplier") is determined by dividing the executive's annual incentive target by the target NBTI of the applicable business unit. The unit's actual NBTI is then multiplied by the multiplier to yield the executive's incentive compensation. Some executives' annual target incentive compensation includes, either as an additional component or as the sole component, a fixed sum payable upon his or her achievement of one or more goals stated as Management By Objectives, or MBOs, set annually for each such executive.

     Long-term incentive compensation awards are based on the executive's performance in a particular fiscal period. The Company awards long-term incentive compensation pursuant to three shareholder-approved incentive compensation plans: the Avnet Incentive Stock

Program, the 1990 Stock Option Plan, which is an incentive stock option plan, and the 1995 Stock Option Plan, which is a non-qualified stock option plan.

THE AVNET INCENTIVE STOCK PROGRAM

     The current version of the Avnet Incentive Stock Program (the "Program") was adopted in 1994. The basic framework of the Program provides for annual allocations of restricted shares of the Company's common stock to selected employees of the Company, including executive officers. The Committee makes allocations under the Program in recognition of operating results achieved by the Company as a whole or by particular operating groups or subdivisions in an immediate past fiscal period. Restricted shares allocated under the Program vest in four annual installments, contingent upon continued employment (except in the case of death or retirement of the employee) and subject to acceleration in certain instances in the discretion of the Committee. The Program sets no limits on the number of shares which may be allocated to any single employee, but it is the Committee's policy that allocations to executive officers of Avnet as a group (currently 18 persons) will not exceed fifty (50%) percent of the total number of shares available for allocation and/or delivery under the Program. The Program also provides that executives to whose applicable remuneration section 162(m) of the Internal Revenue Code of 1986 as amended ("Section 162(m)") is likely to apply (i) must achieve performance goals fixed in advance by the Committee in order to qualify for an award under the Program and (ii) may not be awarded more than 10,000 shares with respect to any fiscal year.

STOCK OPTION PLANS

     The Committee periodically grants options under Avnet's stock option plans to officers and other employees in consideration of their contribution to the long-term success of the Company. Unlike the Incentive Stock Program, the Committee does not grant options on a regular schedule based on operating results of the Company but makes awards from time to time in its discretion based on its evaluation of accomplishments achieved by an executive or other employee. The Committee may grant options under the Company's incentive stock option plan, which mandates that grants be made at or above the fair market value of the Company's stock at the date of grant, or under the Company's non-qualified option plan, which permits the Committee to grant options having exercise prices discounted by as much as 15% from the fair market value of the Company's stock as of the grant date. The number of shares already held under option by the executive may be taken into account when the Committee makes an award. Pursuant to the terms of his employment agreement described on pages 17 to 18 Roy Vallee, the President and Chief Operating Officer, was granted 25,000 options in fiscal 1996 at an exercise price of $28.00, less than fair market value as of the date of grant. Otherwise, it was the Committee's policy in fiscal 1996 not to grant to executive officers options at less than fair market value as of the date of grant

     Shareholders are being asked at the Annual Meeting to approve a new incentive stock option plan which is described in detail on pages 27 to 32.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     In fiscal year 1996, the compensation paid to the Company's Chief Executive Officer, Leon Machiz, was determined by an Employment Agreement dated February 28, 1990 as modified and extended by Extension Agreements effective July 1, 1994 and June 1, 1995 (collectively the "Agreement"). The Agreement was restated and consolidated in June 1996. The terms of the Agreement are described in detail on pages 16 to 17. Under the terms of the Agreement, Mr. Machiz received in fiscal 1996 an annual base salary of $1,000,000 and additional incentive compensation of $1,160,000 based upon the Company's achievement of annual net earnings per share (as adjusted to exclude the effect on net earnings of the amount accrued in fiscal 1996 for Mr. Machiz's incentive compensation) in excess of two dollars. The terms for the award of this additional incentive compensation for fiscal years 1996 and after were approved by the shareholders at the 1995 Annual Meeting of Shareholders.

     Additionally, in fiscal 1996 Mr. Machiz was allocated 4,000 shares of restricted stock under the Program which allocation vested and will vest in four equal installments in January 1996, 1997, 1998 and 1999. In setting the performance goals upon which his incentive stock award with respect to fiscal 1996 would be based, the Committee considered a variety of factors, including the continued expansion of the Company's business throughout Western Europe and the Asia/Pacific region and its expansion into the South African and Eastern European markets. The Committee also considered the overall financial performance of the Company, including the Company's increase in earnings per share, sales and net income and decrease in operating expenses as a percentage of sales. No relative weights were given to the foregoing factors considered by the Committee.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     As a matter of policy, the Company has determined not to enter into any compensation arrangement with any of its executive officers which fails to qualify for deductibility under Section 162(m), and the compensation paid to its executive officers in fiscal 1996 which was subject to Section 162(m) qualified for deductibility thereunder.

            Joseph F. Caligiuri, Chairman          Frederic Salerno
            Gerald Berkman                         Frederick Wood
            Salvatore J. Nuzzo

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

     The following graph compares the performance of Avnet Common Stock on a cumulative total return basis for the periods indicated with the performance of the Standard & Poor's Composite-500 Stock Index and a group consisting of Avnet's peer companies in the electronic distribution industry. The companies comprising the peer group are Arrow Electronics, Inc., Bell Industries, Inc., Marshall Electronics, Inc. and Wyle Laboratories. Premier Industrial Corp., formerly included in the peer group, was acquired by another corporation during Avnet's 1996 fiscal year and is no longer a publicly reporting company. The graph assumes $100 was invested on June 30, 1991 in Avnet, the S&P 500 and the peer group, that all dividends were reinvested and that the peer group was weighted on a stock market capitalization basis at the beginning of the period of each reported data point.

      Measurement Period
    (Fiscal Year Covered)            AVNET        PEER GROUP       S & P 500
6/30/91                               100          100              100
6/30/92                               102          131              113
6/30/93                               128          209              129
7/1/94                                122          221              131
6/30/95                               187          315              165
6/28/96                               165          284              208
9/1/96                                184          294              203

* $100 invested on 06/30/91 in stock or index -- including reinvestment of dividends.

RELATED PARTY TRANSACTIONS

     The Dreyfus Trust Company acts as Trustee of the Avnet 401(k) Plan (the "401(k) Plan"). The 401(k) Plan's funds are invested in six Dreyfus mutual funds and the Avnet Company Stock Fund. As of August 31, 1996, the 401(k) Plan had an aggregate market value of approximately $66,900,000 in the funds. Through August 31, 1996, Howard Stein, a director of Avnet, was Chairman of the Board and Chief Executive Officer of The Dreyfus Corporation of which The Dreyfus Trust Company is a subsidiary. Ehud Houminer, a director of Avnet, is director of various Dreyfus mutual funds including the Dreyfus New Leaders Fund, Inc., one of the Dreyfus funds available to participants in the 401(k) Plan. The 401(k) Plan's investment in the funds is on terms and at a rate of return no less favorable than those made available to other participants in the funds and is not afforded preferential terms or rates on the investments managed by The Dreyfus Trust Company.

                PROPOSAL TO APPROVE AND ADOPT THE AVNET DEFERRED
                    COMPENSATION PLAN FOR OUTSIDE DIRECTORS

     One of the purposes of the Annual Meeting is to consider and take action with respect to the adoption of the Avnet Deferred Compensation Plan for Outside Directors (the "Deferred Compensation Plan" or the "Plan") which would permit non-employee directors of Avnet to defer all or any portion of their retainer and committee fees in the form of cash or Avnet Common Stock equivalent units. The Board believes that the Company's ability to offer its directors the means to defer such fees will assist in the attraction and retention of persons of high caliber to the Board; furthermore, ownership of Avnet Common Stock by its directors is an important means by which the interests of the Board of Directors and the shareholders become aligned, and the Board believes that the Deferred Compensation Plan serves as an incentive to its non-employee directors to increase their ownership in Avnet Common Stock.

     The major provisions of the Deferred Compensation Plan are as follows:

          1. Deferrals will commence subject to approval of the Plan at the Annual Meeting for retainer and committee fees payable on or after January 1, 1997. Each member of the Board of Directors who is not an employee of the Company or any of its subsidiaries will be eligible to participate in the Plan. There are currently seven directors who would be eligible to participate.

          2. Elections to defer compensation pursuant to the Plan for each Plan Year (which is the calendar year) must be made no later than November 30 of the preceding Plan Year. Deferral elections, once made for a Plan Year, are irrevocable. All fees payable during a Plan Year for service as a member of the Board of Directors or any committees thereof, excluding meeting fees or any fees payable in Avnet Common Stock, are eligible to be deferred. Directors may defer all or any part of eligible fees. Eligible fees may be deferred in the form of cash or in Avnet Common Stock equivalent units known as "phantom share units" or "PSUs".

          3. Fees deferred in the form of PSUs will be translated into PSUs by dividing the amount of fees deferred by the average market value of a share of Avnet Common Stock on the New York Stock Exchange (NYSE) for the period of five trading days ending on the date on which the fees would otherwise have been paid (the "Average Market Value"). Compensation deferred as PSUs will be credited with additional PSUs in the event a dividend is paid on Common Stock. The number of additional PSUs so credited will be determined by multiplying the per-share amount of such dividend by the number of PSUs credited to the director as of the dividend record date and then, dividing that amount by the Average Market Value of a share of Avnet Common Stock on the dividend payment date. PSUs will also be adjusted for stock dividends, recapitalizations, mergers or other similar changes affecting Avnet Common Stock. Except for such crediting of additional PSUs with respect to dividends, directors who participate in the Plan will have no voting rights, rights to receive dividends or any other rights of holders of Avnet Common Stock with respect to the PSUs to their credit under the Plan.

          4. Compensation deferred as cash will be credited at the end of each calendar month with interest at a rate corresponding to the rate of interest on U.S. Treasury 10-year Notes on the first day of that calendar month.

          5. Compensation deferred under the Plan, and additional PSUs or interest credited thereon, will be payable to a director (i) upon cessation of membership on Avnet's Board of Directors, in ten annual installments or, at the director's election (which must be made within twenty-four (24) months prior to the date on which the director ceases to be a member of the Board), in annual installments not exceeding ten or in a single lump sum or (ii) upon a Change in Control of Avnet, as defined below, in a single lump sum. PSUs are payable in Avnet Common Stock with cash payment made for fractional PSUs. In the event of the death of a director before receipt of all required payments, all remaining payments shall be made to the director's designated beneficiary.

          6. For purpose of the Plan, a "Change in Control" shall be deemed to have occurred (x) when any entity, person or group (other than Avnet or any of its subsidiaries, or any savings, pension or other plan for the benefit of employees of Avnet or any of its subsidiaries), which theretofore was beneficial owner of less than 20% of the then outstanding Common Stock either (1) acquires shares of Common Stock in a transaction or series of transactions that results in such entity, person or group directly or indirectly owning beneficially 20% or more of the outstanding Common Stock, or (2) acquires by proxy or otherwise the right to vote for the election of directors, for any merger, combination or consolidation of Avnet or any of its subsidiaries, or for any other matter or question more than 20% of the then outstanding voting securities of Avnet (except where such acquisition is made by a person or persons appointed by at least a majority of the Board of Directors to act as proxy for any purpose); or (y) upon the election or appointment, within a twelve-month period, of persons to the Board of Directors who were not directors of Avnet at the beginning of such twelve-month period, and whose election or appointment was not approved by a majority of those persons who were directors at the beginning of such period, where such newly-elected or appointed directors constitute 20% or more of the members of the Board of Directors.

          7. Avnet may establish a "grantor" trust within the meaning of Subpart E, Part I, subchapter J, Chapter 1, Subtitle A of the Code to assist in the funding of payments to be made pursuant to the Plan.

          8. The Plan is to be administered by the Executive Committee of the Board of Directors or its designee.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     Compensation deferred under the Plan, and additional PSUs or interest credited thereon, will not be subject to federal income tax until payment of these amounts is made from the Plan. The value of all shares of Avnet Common Stock and the amount of cash included in each payment will be taxable at ordinary income tax rates in the year such payment is received.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date is required for adoption of the Deferred Compensation Plan. Thus, shareholders who do not vote or who vote to abstain will in effect be voting against adoption. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the Annual Meeting, provided that this proxy statement is transmitted to the beneficial owners at least fifteen (15) days before the Annual Meeting.

                              * * * * * * * * * *

     Copies of the Deferred Compensation Plan are not being submitted with this proxy statement but will be furnished to any shareholder upon written request made to the Corporate Secretary of Avnet at the address shown on the first page of this Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE DEFERRED COMPENSATION PLAN.

                              * * * * * * * * * *

                    PROPOSAL TO APPROVE AND ADOPT THE AVNET
                        1996 INCENTIVE STOCK OPTION PLAN

     One of the purposes of the Annual Meeting is to consider and take action with respect to the adoption of the Avnet 1996 Incentive Stock Option Plan (the "1996 Plan") covering 1,000,000 shares of Avnet's Common Stock. The 1996 Plan will supplement and be substantially similar to the 1990 Stock Option Plan which will shortly reach the limit of authorized shares which may be granted thereunder.

     On the basis of its experience with Avnet's prior stock option plans, the Board believes that the capacity to grant stock options assists in attracting high caliber personnel to Avnet and in inducing such personnel to remain in Avnet's employ by virtue of the additional incentive to promote Avnet's success which results from the possession of options to purchase shares of Avnet's Common Stock. The Board has approved the 1996 Plan and is requesting shareholder adoption thereof so that Avnet may continue to have the flexibility to grant either or both tax-advantaged "incentive stock options" under the 1990 Plan and proposed 1996 Plan, and "non-qualified" stock options under the 1988 and 1995 Plans to full-time employees of Avnet or its subsidiaries for whom the additional incentive and potential reward afforded by stock options are from time to time deemed appropriate.

     The major provisions of the 1996 Plan are as follows:

          1. A total of 1,000,000 shares of Avnet's Common Stock will be available for the grant of options under the 1996 Plan to regular, full-time employees of Avnet (including any directors who are also regular full-time employees). It is estimated that there are currently about 9,500 persons who are eligible to be considered for grants under the 1996 Plan. As of the date of this proxy statement, no specific grants have been made or comtemplated.

          2. Both the aggregate number of shares covered by the 1996 Plan and the number of shares covered by individual options will be appropriately adjusted in the event of stock dividends, recapitalization of Avnet's Common Stock, split-ups or combinations of shares or like capital adjustments.

          3. The shares delivered upon exercise of options under the 1996 Plan may be authorized and unissued shares of Common Stock or shares held in Avnet's treasury.

          4. A committee (the "Committee"), appointed by Avnet's Board of Directors and composed of three or more directors, will administer the 1996 Plan with full authority to construe the 1996 Plan, to prescribe and amend rules and regulations relating thereto, to grant options thereunder to eligible employees of its choosing and to make all other determinations in the administration thereof. The directors of the Committee will not be eligible to be granted options under the 1996 Plan and must be "outside directors" within the meaning of the regulations promulgated under section 162(m) of the Code, and "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

          5. The purchase price per share of Common Stock upon the exercise of each option granted under the 1996 Plan must be at least 100% of the fair market value per share of Avnet's Common Stock on the date of grant of such option. (On October 4,

     1996, the closing price of a share of Common Stock on the New York Stock Exchange Composite Tape was $48.625.) The shares purchasable upon any option exercise are to be paid for in full in cash or through the delivery of other shares of Avnet's Common Stock with a fair market value equal to the total exercise price, or by a combination of cash and shares.

          6. Options may not be granted to any individual who owns at the time of grant Avnet capital stock possessing more than 10% of the total combined voting power of all classes of such stock unless at the time such option is granted, the option price is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date of grant.

          7. In the event of a "tender offer" by any person, firm or corporation, other than Avnet or a subsidiary of Avnet, soliciting tenders of 50% or more of Avnet's then outstanding Common Stock, the Committee has authority to accelerate exercisability of options held by optionees then in Avnet's employ so that such options will immediately become exercisable in full and will remain exercisable in full until expiration, termination or withdrawal of such tender offer.

          8. Options granted under the 1996 Plan may not become exercisable in whole or in part until at least six months from the date of grant and must expire and cease to be exercisable no later than the day prior to the tenth anniversary of the respective dates of grant thereof.

          9. In the event that any optionee ceases to be employed by Avnet or one of its subsidiaries for any reason other than death, disability, retirement or other reasons determined by the Committee in its sole discretion, all options theretofore granted to such optionee will terminate and cease to be exercisable. If any optionee's employment ceases due to disability, retirement or other reasons determined by the Committee in its sole discretion, all options to the extent then exercisable by such optionee will remain exercisable (unless they have otherwise expired) for a period expiring on the earlier of the day that is three months after the date of such cessation of employment or the day the option is due to expire under the terms of the grant.

          10. Over the term of the 1996 Plan, no eligible employee shall receive options for the purchase of more than 150,000 shares of Common Stock less such aggregate number of shares of Common Stock as are subject to options which were previously granted to such Eligible Employee, whether or not exercised and whether or not cancelled.

          11. Options are not assignable or transferable except that, in the event of the death of an optionee while in the employ of Avnet or one of its subsidiaries, any outstanding options held will remain exercisable by such optionee's legal representative until the earlier of the day that is one year after the date of the optionee's death or the day the option is due to expire under the terms of the grant, but only to the extent such options were exercisable on the date of death.

          12. Shares involved in the unexercised portions of any options terminated under the provisions of the 1996 Plan may again be the subject of options under the 1996 Plan.

          13. The Board of Directors of Avnet may amend any and all provisions of the 1996 Plan except with respect to the composition and functioning of the Committee, increasing the aggregate number of shares covered by the 1996 Plan, decreasing the minimum exercise price per share (in relation to fair market value per share on the date of grant), and extending the maximum period during which options will be exercisable or the termination date of the 1996 Plan.

          14. Avnet will make no charge to income upon the granting or exercise of options under the 1996 Plan.

          15. The 1996 Plan will commence on January 1, 1997 and will terminate on December 31, 2006.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1996 PLAN

     As to any employee to whom an option is granted under the 1996 Plan, (i) no federal income tax will become payable as a result of the granting of such option or as a result of its having become exercisable in part or in whole; and
(ii) no federal income tax will become payable as the result of the exercise of such option, so long as (a) no disposition of the shares with respect to which the option was so exercised is made within two years from the date of grant of the option nor within one year after the date of the transfer of such shares to the employee, (b) the optionee remains in the employ of Avnet or its subsidiaries from the date the option is granted to a date which is not more than three months prior to exercise of the option (unless employment is terminated by reason of the optionee's death) and (c) all incentive stock options granted by Avnet to such employee (under the 1996 Plan or otherwise) may not first become exercisable in any calendar year for shares having an aggregate fair market value (as determined as of the grant dates of such options) exceeding $100,000.

     Upon the subsequent sale of shares received upon exercise of an option, capital gains taxes will be payable, at the rates applicable to the particular employee, on any amount received by such employee in excess of the amount paid by the employee for such shares or such employee will be entitled to claim a capital loss on any loss sustained as a result of such sale.

     In the event that the holding period and the employment period requirement described above are not met, ordinary income will be recognized and federal income tax will become payable as the result of the exercise of the option at ordinary income rates applicable to the particular employee on any gain which would have been realized at the time of option exercise by such employee equal to the lesser of (i) the fair market value of the underlying stock on the date of exercise over the option price of the stock or (ii) the amount realized on disposition over the adjusted basis of the stock. The excess, if any, of the amount realized on any sale of the stock over the fair market value of the stock on the date of exercise will be treated as a capital gain. If the $100,000 limit on exercisability is exceeded, then the foregoing tax consequence shall apply to that part of the option or options whose fair market value exceeds $100,000, considered in the order in which such options were granted.

     Avnet is entitled to take a federal income tax deduction with respect to incentive stock options only at the time and to the extent that optionees recognize ordinary income (as set forth above).

                              * * * * * * * * * *

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date is required for adoption of the 1996 Plan. Thus, shareholders who do not vote or who vote to abstain will in effect be voting against adoption. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the Annual Meeting provided that this proxy statement is transmitted to the beneficial owners at least fifteen (15) days before the Annual Meeting.

                              * * * * * * * * * *

     Copies of the 1996 Plan are not being submitted with this proxy statement but will be furnished to any shareholder upon written request made to the Corporate Secretary of Avnet at the address shown on the first page of this proxy statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1996 PLAN.

                                 * * * * * * *

INFORMATION AS TO ACCOUNTING AND AUDITING

     One of the purposes of the meeting is to consider and take action with respect to ratification of the appointment by Avnet's Board of Directors of Arthur Andersen LLP as independent public accountants to audit the books of Avnet for the fiscal year ending June 27, 1997. Arthur Andersen LLP has been regularly employed by Avnet since January 2, 1991 to examine its books and accounts and for other purposes.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make such statements as they may desire. Such representatives are expected to be available to respond to appropriate questions from shareholders.

                                    GENERAL

     Avnet's Annual Report to its Shareholders for the fiscal year ended June 28, 1996, including financial statements, was mailed commencing on September 20, 1996 to shareholders of record on September 20, 1996 and subsequently to persons who became shareholders of record up to and including the October 4, 1996 record date for the Annual Meeting.

     As of the date of this proxy statement, the Board of Directors does not know of any other matter which will come before the Annual Meeting. In the event that any other matter properly comes before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote all proxies in accordance with their judgment on such matters.

     All shares represented by a valid proxy received by Avnet prior to the Annual Meeting will be voted in accordance with the directions of the shareholder executing such proxy. If no directions are given, such proxy will be voted for the election as directors of the twelve persons named above, in favor of ratification of the appointment of Arthur Andersen LLP as independent public accountants of Avnet for the current fiscal year, in favor of the adoption of the Avnet Deferred Compensation Plan for Outside Directors and in favor of the adoption of the Avnet 1996 Incentive Stock Option Plan.

     The cost of soliciting proxies relating to the Annual Meeting will be borne by Avnet. Directors, officers and regular employees of Avnet may solicit proxies by telephone or personal interview without being specially compensated therefor. Georgeson & Company, Inc. has been engaged by Avnet to solicit proxies relating to the Annual Meeting, by telephone and mail, from holders of shares of Avnet's Common Stock and to perform certain other procedures relating to the solicitation of proxies. The cost of the services to be performed by Georgeson & Company, Inc. is approximately $7,500 plus out-of-pocket expenses estimated at approximately $5,000. In addition, Avnet will, upon request, reimburse brokers, dealers, banks and other nominee shareholders for their reasonable expenses for mailing copies of this proxy statement, the form of proxy and the Notice of the Annual Meeting, to the beneficial owners of such shares.

                              1997 ANNUAL MEETING

     Each year Avnet's Board of Directors confirms the date, in November or December, selected for the next Annual Meeting of Shareholders pursuant to
Section 4 of Avnet's By-Laws. While it is, of course, too early to have selected the date for the 1997 Annual Meeting, any shareholder who decides to present a proposal for action at the 1997 Annual Meeting should take note that his or her proposal must be received by Avnet on or before 5:00 PM on June 13, 1997, in order to be considered for inclusion in Avnet's Proxy Statement and form of Proxy relating to the 1997 Annual Meeting.

     AVNET WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 28, 1996, TO EACH SHAREHOLDER WITHOUT CHARGE (OTHER THAN A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) UPON WRITTEN REQUEST TO: AVNET, INC., 80 CUTTER MILL ROAD, GREAT NECK, NEW YORK 11021 ATTENTION: RAYMOND SADOWSKI, CHIEF FINANCIAL OFFICER.

                                                 AVNET, INC.

                                                 SYLVESTER D. HERLIHY
                                                 Secretary

Dated: October 11, 1996

                   PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW

                                   AVNET, INC.
                           DEFERRED COMPENSATION PLAN
                              FOR OUTSIDE DIRECTORS

                                      -----


1.       PURPOSE

         The purpose of the Plan is to provide Eligible Directors of Avnet, Inc. with an opportunity to defer payment of certain portions of their compensation, at their election, in accordance with the provisions hereof.

2.       DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         "ACCOUNT" shall mean the Account established for a Participant pursuant to Section 4.

         "AVERAGE MARKET VALUE" shall mean, with respect to one share of Common Stock on any date, the average of the mean between the daily per-share high and low sale prices for shares of Common Stock on the New York Stock Exchange ("NYSE") for the period of five trading days ending on such date, or for the period of five trading days immediately preceding such date if the NYSE is closed on such date.

         "BENEFICIARY" shall mean the person or persons designated by a Participant in accordance with Section 9 to receive any amount, or any shares of Common Stock, payable under the Plan by reason of his or her death.

         "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

         "COMMITTEE" shall mean the persons appointed by the Board of Directors to administer the Plan in accordance with Section 12.

         "COMMON STOCK" shall mean the shares of common stock of the Corporation.

         "COMPENSATION" shall mean, with respect to any Eligible Director for any Plan Year beginning on or after January 1, 1997, all fees payable to such Director during such year by way of retainer for service as a member of the Board of Directors or any committees thereof, but shall not include meeting fees or any fees payable in the form of Common Stock.

         "CORPORATION" shall mean Avnet, Inc.

         "ELIGIBLE DIRECTOR" shall mean any individual who is a member of the Board of Directors and who is not an employee of the Corporation or any of its subsidiaries.

         "PARTICIPANT" shall mean any Eligible Director who has made an election under Section 3 to defer any portion of his or her Compensation for any Plan Year.

         "PHANTOM SHARE UNIT" or "PSU" shall mean a unit of measurement equivalent to one share of Common Stock, with none of the attendant rights of a holder of such share, including, without limitation, the right to vote such share and the right to receive dividends thereon, except to the extent otherwise specifically provided herein.

         "PLAN" shall mean the Avnet, Inc. Deferred Compensation Plan for Outside Directors, as set forth herein and as amended from time to time.

         "PLAN YEAR" shall mean the calendar year.

3.       DEFERRAL ELECTIONS

         With respect to each Plan Year beginning on or after January 1, 1997, an Eligible Director may elect to have payment of any part or all of his or her Compensation for such year deferred, and to have payment of such portion made under the terms of this Plan. Any such election shall be made in accordance with the following rules:

         (a) A deferral election shall be made in writing, on a form provided by the Committee for such purpose.

         (b) In the election form, the Eligible Director (i) shall specify, by percentage (which must be an even multiple of 10%), the portion of his or her Compensation the Eligible Director wishes to defer hereunder (amounts so deferred are hereinafter referred to as the Eligible Director's "Deferred Amounts"), and (ii) shall specify, by percentage (which must be an even multiple of 10%), the portions of the Eligible Director's Deferred Amounts that he or she wishes to have allocated, respectively, to the PSU Portion and to the Cash Portion of the Account established for the Eligible Director pursuant to
Section 4.

         (c) An Eligible Director's election to defer Compensation for any Plan Year shall be filed with the Committee no later than November 30 of the preceding Plan Year.

         (d) Notwithstanding the provisions of paragraph (c) above, a newly-elected Eligible Director may make a deferral election hereunder with respect to his or her Compensation for the

Plan Year in which he or she is first elected to serve as a member of the Board of Directors by filing his or her election form with the Committee no later than 30 days after the date on which he or she was elected to serve as a member of the Board of Directors. Any deferral election so made shall be effective only with respect to Compensation earned for services performed after the date on which such election has been filed with the Committee.

         (e) Any deferral election made by an Eligible Director with respect to his or her Compensation for a Plan Year, and any election made hereunder as to the allocation of the Deferred Amounts for such year to the PSU Portion and the Cash Portion of his or her Account, shall be irrevocable.

4.       ACCOUNTS

         For each Participant, there shall be established on the books and records of the Corporation, for bookkeeping purposes only, a separate Account to reflect the Participant's interest under the Plan. The Account so established shall be maintained in accordance with the following provisions:

         (a) The Account established for each Participant shall consist of two sub-accounts referred to herein, respectively, as the "PSU Portion" and the "Cash Portion".

         (c) The PSU Portion and the Cash Portion of each Participant's Account shall be credited with amounts equal to the portions of the Participant's Deferred Amounts for each Plan Year that the Participant has elected under
Section 3 hereof to have allocated to such Portions. Such amounts shall be so credited as of the date on which the amounts in question would have been paid to the Participant had the Participant not elected to have payment of such amounts deferred.

         (d) The PSU Portion and the Cash Portion of a Participant's Account shall be adjusted from time to time to reflect all additional PSU's and interest to be credited to such Portions pursuant to Section 6, and all payments made with respect to such Portions pursuant to Section 8.

         (e) A Participant's interest in his or her Account shall be fully vested and nonforfeitable at all times.


5.       CONVERSION TO PSU'S

         Amounts credited to the PSU Portion of a Participant's Account pursuant to paragraph (c) of Section 4 shall be converted into (and after such conversion shall be reflected in such Portion as) a number of Phantom Share Units. Such number shall be determined by dividing the amount so credited by the Average Market Value of one share of Common Stock on the date as of which the amount is so credited.

6.       CREDITING OF EARNINGS

         Until payment with respect to a Participant's Account has been made in full in accordance with Section 8, the PSU Portion of a Participant's Account shall be credited with additional PSU's, and the Cash Portion of the Participant's Account shall be credited with interest, in accordance with the following provisions:

         (a) As of each date on which the Corporation pays a dividend on its Common Stock ("Dividend Payment Date"), the PSU Portion of each Participant's Account shall be credited with additional PSU's, the number of which shall be determined by first (i) multiplying the number of PSU's standing to the Participant's credit on the record date for such dividend by the per-share amount of the dividend so paid, and then (ii) dividing the resulting amount by the Average Market Value of one share of Common Stock on the Dividend Payment Date.

         (b) As of the last day of each calendar month, the balance of the Cash Portion of a Participant's Account shall be credited with an amount determined by multiplying such balance by a percentage corresponding to the average rate of interest on U.S. Treasury 10-year Notes on the first day of such calendar month.

7.       ADJUSTMENT OF PSU'S

         In the event of any change in the Common Stock occurring by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase such shares at a price substantially below fair market value, or any similar change affecting the Common Stock, the number and kind of shares represented by Phantom Share Units shall be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section 7 and, upon such notice, such adjustment shall be effective and binding for all purposes of the Plan.

8.       PAYMENT OF ACCOUNT BALANCES

         Payment with respect to a Participant's Account shall be made in accordance with the following provisions:

         (a) The balances of the PSU Portion and the Cash Portion of a Participant's Account shall become payable upon the Participant's ceasing to be a member of the Board of Directors for any reason. Except as otherwise provided in paragraph (b) below, payment with respect to a Participant's Account shall be made in the form of a series of 10 annual installments.

         (b) In lieu of the payment form specified in paragraph (a) above, a Participant may elect to have the balances of the PSU Portion and the Cash Portion of his or her Account paid in the form of a single lump-sum payment, or in such number of annual installments, not to exceed 10, as the Participant specifies in such election. Any such election shall be made in writing, on a form that has been furnished by the Committee to the Participant for such purpose and that is filed by the Participant with the Committee. Any such election shall be effective only if it has been filed with the Committee at least 24 months prior to the date on which the Participant ceases to be a member of the Board of Directors. A Participant may revoke any election so made, and make a new election hereunder, provided that such revocation or new election is filed with the Committee at least 24 months prior to the date on which the Participant ceases to be a member of the Board of Directors. Any such revocation or new election shall be made in writing, on a form furnished by the Committee to the Participant for such purpose.

         (c) If payment with respect to a Participant's Account is to be made in the form of annual installments, the first such installment payment shall be made on or as soon as practicable after the first day of the Plan Year following the Plan Year in which the Participant ceases to be a member of the Board of Directors, and the remaining installment payments shall be made on or as soon as practicable after the first day of each succeeding Plan Year.

         (d) Each installment payment to be made with respect to the Cash Portion of a Participant's Account shall be made in cash, in an amount determined by dividing (i) the balance of the Cash Portion determined as of the last day of the Plan Year preceding the year in which such payment is to be made, by (ii) the number of installment payments remaining to be made.

         (e) Each installment payment to be made with respect to the PSU Portion of a Participant's Account shall be made partly in shares of Common Stock, and partly in cash. The number of shares to be included in each such installment payment shall be equal to the number of whole PSU's included in the quotient resulting from dividing (i) the total number of PSU's included in the balance of the PSU Portion of the Participant's Account as of the last day of the Plan Year preceding the year in which such payment is to be made, by (ii) the number of installment payments remaining to be made; and the amount of cash to be included in each such installment payment shall be determined by multiplying (iii) the fractional part of a PSU included in the aforementioned quotient by (iv) the Average Market Value of one share of Common Stock on the last business day preceding the date on which such installment payment is to be made.

         (f) If payment with respect to a Participant's Account is to be made in the form of a single lump sum payment, such payment shall be made on or as soon as practicable after the first day of the Plan Year following the Plan Year in which the Participant ceases to be a member of the Board of Directors Such payment shall be made (i) in cash, with respect to the balance of the Cash Portion of the Participant's Account and with respect to any fractional PSUs included in the balance of the PSU Portion of the Participant's Account (with the cash amount payable for such fractional PSUs calculated on the basis of the Average Market Value of a share of

Common Stock on the last business day preceding the date of payment), and (ii) in shares of Common Stock, with respect to the number of whole PSUs included in the balance of the PSU Portion of the Participant's Account.

         (g) If a Participant should die before receiving all payments required to be made hereunder with respect to his or her Account, any payments remaining to be made at the date of the Participant's death shall be made to the Participant's Beneficiary. Payments to the Beneficiary shall be made in the same form, and at the same times, as the payments would have been made to the Participant had he or she not died.

         (h) Notwithstanding any other provision in this Section 8 to the contrary, payment with respect to any part or all of the Participant's Account balances may be made to the Participant on any date earlier than the date on which such payment is to be made pursuant to such other provisions of this
Section 8 if (i) the Participant requests such early payment and (ii) the Committee, in its sole discretion, determines that such early payment is necessary to help the Participant meet an "unforeseeable emergency" within the meaning of Section 1.457-2(h)(4) (or any successor provision) of the federal Income Tax Regulations. The amount that may be so paid may not exceed the amount necessary to meet such emergency.

         (i) Notwithstanding any other provision in this Section 8 to the contrary, the entire unpaid balance of a Participant's Account shall become immediately due and payable upon the occurrence of a Change in Control, as hereinafter defined. Payment with respect to such balance shall be made in the form of a single lump-sum payment. Payment shall be made as soon as practicable after the occurrence of such Change in Control. Payment shall be made (A) in cash, with respect to the balance of the Cash Portion of the Participant's Account and with respect to any fractional PSUs included in the balance of the PSU Portion of the Participant's Account (with the cash amount payable for such fractional PSUs calculated on the basis of the Average Market Value of a share of Common Stock on the last business day preceding the date of payment), and (B) in shares of Common Stock, with respect to the number of whole PSUs included in the balance of the PSU Portion of the Participant's Account.

         For purposes of the foregoing, a "Change in Control" shall be deemed to have occurred (x) when any entity, person (within the meaning of Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than the Corporation or any of its subsidiaries, or any savings, pension or other plan for the benefit of employees of the Corporation or any of its subsidiaries), which theretofore was beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of less than 20% of the then outstanding Common Stock either (1) acquires shares of Common Stock in a transaction or series of transactions that results in such entity, person or group directly or indirectly owning beneficially 20% or more of the outstanding Common Stock, or (2) acquires by proxy or otherwise the right to vote for the election of directors, for any merger, combination or consolidation of the Corporation or any of its subsidiaries, or for any other matter or question more than 20% of the then outstanding voting securities of the Corporation (except where such acquisition is made by a person or persons appointed by at least a majority of the Board of Directors to act as proxy for any purpose); or (y) upon the election or appointment, within a twelve-month period, of persons to the Board of Directors who were not directors of the Corporation at the beginning of such twelve-month period, and whose election or appointment was not approved by a majority of those persons who were directors at the beginning of such period, where such newly-elected or appointed directors constitute 20% or more of the members of the Board of Directors.

         (j) There shall be deducted from the amount of any payment otherwise required to be made under the Plan all federal, state and local taxes required by law to be withheld with respect to such payment.

9.       DESIGNATION AND CHANGE OF BENEFICIARY

         Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount, or any shares of Common Stock, payable under the Plan by reason of his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously-designated Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant's death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 9, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any amount payable under the Plan by reason of the Participant's death, the Participant's estate shall be treated as the Participant's Beneficiary for purposes of the Plan.

10.      PAYMENTS TO PERSONS OTHER THAN PARTICIPANTS

         If the Committee shall find that any Participant or Beneficiary to whom any amount, or any shares of Common Stock, is payable under the Plan is unable to care for his or her affairs because of illness, accident or legal incapacity, then, if the Committee so directs, such amount, or such shares, may be paid to such Participant's or Beneficiary's spouse, child or other relative, an institution maintaining or having custody of such person, or any person deemed by the Committee to be a proper recipient on behalf of such Participant or Beneficiary, unless a prior claim therefor has been made by a duly-appointed legal representative of the Participant or Beneficiary.

         Any payment made under this Section 10 shall be a complete discharge of the liability of the Corporation with respect to such payment.

11.      RIGHTS OF PARTICIPANTS

         A Participant's rights and interests under the Plan shall be subject to the following provisions:

         (a) A Participant shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Corporation to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes.

         (b) The Corporation may, but shall not be required to, establish a trust to assist it in funding any of its payment obligations under the Plan. If any such trust is established, all of the assets of the trust shall, at all times prior to payment to Participants, remain subject to the claims of the Corporation's creditors; and no Participant or Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the trust. Any trust so established shall also contain such other terms and provisions as will permit the trust to be treated as a "grantor trust", of which the Corporation is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (or any successor provisions). If any such trust is established, the Corporation shall be relieved of its obligation hereunder to pay any amounts or shares of Common Stock to any Participant or Beneficiary, to the extent that such amounts or shares are paid to the Participant or Beneficiary from such trust.

         (c) A Participant's rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her Beneficiary.

12.      ADMINISTRATION

         The Plan shall be administered by the Executive Committee of the Board of Directors (the "Committee") or its designees.

         All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties.

         No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each member of the Committee, and each employee, officer, or director of the Corporation or any of its subsidiaries to whom any duty or power relating to the administration or interpretation of the Plan may be delegated, against any cost or expense

(including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

13.      AMENDMENT OR TERMINATION

         The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no amendment of the Plan shall deprive any Participant of any rights to receive payment of any amounts or shares of Common Stock due him or her under the terms of the Plan as in effect prior to such amendment without his or her written consent.

         Any amendment that the Board of Directors would be permitted to make pursuant to the preceding paragraph may also be made by the Committee where appropriate to facilitate the administration of the Plan or to comply with applicable law or any applicable rules and regulations of governing authorities, provided that the cost of the Plan to the Corporation is not materially increased by such amendment.

14.      SUCCESSOR CORPORATION

         The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

15.      EFFECTIVE DATE

         The Plan shall be effective October 1, 1996, subject, however, to approval by the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote thereon at the first meeting of the Corporation's shareholders to be held after such date.

16.      GOVERNING LAW

         The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of New York.

                                   AVNET, INC.

                        1996 INCENTIVE STOCK OPTION PLAN

                                    ARTICLE I

                               Purpose of the Plan

                  This 1996 Incentive Stock Option Plan (the "Plan") is intended to advance the interests of the Company by assisting Avnet and its Subsidiaries in attracting high caliber personnel and in inducing such personnel to remain in their employ by virtue of the additional incentive to promote the Company's success which results from the possession of options to purchase shares of Avnet's common stock, par value $1.00, and, if such options are exercised, an equity interest in Avnet.

                                   ARTICLE II

                                   Definitions

                  The following words and phrases used herein shall unless the context otherwise indicates, have the following meanings:

                  1. "Avnet" shall mean Avnet, Inc.

                  2. "Board of Directors" and "Director" shall mean, respectively, the board of directors of Avnet and any member thereof.

                  3. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  4. "Committee" shall mean a committee charged with administering this Plan. The Committee shall be appointed by the Board of Directors. The Committee shall consist of three or more Directors, none of whom is eligible to be granted Options under this Plan, and who are "outside directors" within the meaning of the regulations under Section 162(m) of the Code and "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, shall have authority to grant Options hereunder on such terms and subject to such conditions (not inconsistent with the terms of this Plan) as such Committee shall determine. The Committee shall have full authority to construe this Plan, to prescribe and amend rules and regulations relating hereto and to make all other determinations in the administration hereof.

                  5. "Company" shall mean Avnet and all its Subsidiaries.

                  6. "Eligible Employee" shall mean any regular full-time employee of the Company (including any Director who is also a regular full-time employee).

                  7. "Fair Market Value" when used with respect to a particular date shall be the mean between the high and low sale prices (as reported by the Consolidated Transactions Reporting Service) at which shares of Avnet's common stock shall have been sold on such date or, if such date is a date for which no trading is so reported, on the next preceding date for which trading is so reported.

                  8. "Incentive Stock Option" shall mean any option granted to or held by an Eligible Employee pursuant to any Avnet stock option plan, including the Plan, which meets the definition of incentive stock option in
Section 422(b) of the Code.

                  9. "Option" shall mean any option granted or held pursuant to the provisions of this Plan.

                  10. "Option Agreement" shall mean the agreement evidencing any Option hereunder. The Option Agreement may be in any form (not inconsistent with this Plan) prescribed or accepted by the Committee.

                  11. "Optionee" shall mean any person who at the time in question holds any Option which then remains unexercised in whole or in part and has not expired or been surrendered or terminated. The term "Optionee" shall include any Successor Optionee.

                  12. "Plan" shall mean this stock option plan.

                  13. "Stock" shall mean the common stock of Avnet as presently constituted subject to the anti-dilution provisions set forth in Article VIII hereof.

                  14. "Subsidiary" shall mean any corporation, the majority of the total combined voting power of all classes of capital stock of which shall at the time in question be owned by Avnet and/or any Subsidiary of Avnet.

                  15. "Successor Optionee" shall mean any person who shall have acquired the right to exercise any Option by will or the law of descent and distribution under the provisions of Article VI hereof.

                                   ARTICLE III

                          Shares Reserved for the Plan

                  1. Subject to the anti-dilution provisions set forth in
Article VIII hereof, the maximum number of shares of Stock which may be delivered by Avnet pursuant to the exercise of Options shall be one million (1,000,000). At no time shall there be outstanding Options for the purchase of more than one million (1,000,000) shares of Stock (subject to said anti-dilution provisions) less such aggregate number of shares of Stock as have previously been delivered pursuant to the exercise of Options. Over the term of the Plan, no Eligible Employee shall receive Options for the purchase of more than 150,000 shares of Stock (subject to said anti-dilution provisions) less such aggregate number of shares of Stock as are subject to Options which were previously granted to such Eligible Employee, whether or not exercised, and whether or not cancelled. If, after grant, the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.

                  2. In the discretion of the Committee and with the consent of the Board of Directors, the shares of Stock subjected to Options may consist of authorized but unissued shares of Stock and/or shares of Stock held in Avnet's treasury.

                  3. If any Option shall be surrendered or for any other reason shall terminate or expire in whole or in part, the shares of Stock covered by such Option immediately prior to such surrender, termination or expiration shall thereupon be added to the shares of Stock otherwise available for subjection to Options hereunder.

                                   ARTICLE IV

                           Administration of the Plan

                  1. This Plan shall be administered by the Committee which shall have full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration.

                  2. In addition to the foregoing (and without limiting the generality thereof), the Committee shall have plenary authority (subject to the provisions of Article II, III, V and VI hereof) in its discretion to determine the time or times at which Options shall be granted, the Eligible Employees to whom Options shall be granted, the duration of each such Option, the number of shares of Stock to be covered by each such Option, the time when each such Option shall become exercisable and whether each such Option shall be exercisable in whole or in installments on a cumulative or non-cumulative basis. The granting of Options by the Committee shall be entirely discretionary; the terms and conditions (not inconsistent with this Plan) prescribed or approved for any Option Agreement shall similarly be within the discretion of the Committee, and nothing in this Plan shall be deemed to give any Eligible Employee any right to receive Options.

                  3. In the event of a public solicitation of tenders of 50% or more of the then outstanding Stock (known conventionally as a "tender offer") by any person, firm or corporation other than the Company, the Committee is also specifically authorized to accelerate exercisability of any or all Options held by Optionees then employed by the Company so that such Options will immediately become exercisable in full; however, such accelerated exercisability shall continue in effect only until the expiration, termination or withdrawal of such "tender offer," whereupon such Options will be (and continue thereafter to be) exercisable only to the extent that they would have been exercisable if no such acceleration of exercisability had been authorized.

                  4. A majority of the members of the Committee ( but not less than two) shall constitute a quorum, and all acts, decisions or determinations of the Committee shall be by majority vote of such of its members (but not less than two) as shall be present at a meeting duly held at which a quorum is present. Any act, decision or determination of the Committee reduced to writing and signed by a majority of its members (but not less than two) shall be fully as effective as if it had been made, taken or done by vote of such majority at a meeting duly called and held.

                  5. The Committee shall deliver a report to the Board of Directors with reasonable promptness following the taking of any action(s) in the administration of this Plan which report shall set forth in full the action(s) so taken. The Committee shall also file such other reports and make such other information available as may from time to time be prescribed by the Board of Directors.

                  6. Anything in this Plan to the contrary notwithstanding, the Committee is not authorized hereunder to grant Options to an Eligible Employee who owns at the time of grant voting securities of Avnet possessing more than 10% of the total combined voting power of all classes of the voting securities of Avnet unless at the time such option is granted, the option price is at least 110% of the Fair Market Value of the Stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date of grant.

                                    ARTICLE V

                        Award and Modification of Options

                  1. Options may be granted by the Committee to Eligible Employees from time to time in its discretion on or after January 1, 1997 and prior to December 31, 2006 or the earlier termination hereof as provided in
Article IX.

                  2. Subject to the provisions of Article IX, during the period when any Option is outstanding the Committee may modify the terms of such Option, including the purchase price, with respect to the unexercised portion thereof for such consideration as may be deemed adequate by it and with the prior consent of the Optionee.

                  3. Promptly after the granting of any Option to an Eligible Employee or the modification of any outstanding Option, the Committee shall cause the Eligible Employee or the Optionee to be notified of such action and shall cause Avnet to deliver to the Eligible Employee or Optionee an Option Agreement (which Option Agreement is to be signed on behalf of Avnet by an officer of Avnet with appropriate authorization therefor) to evidence the Option so granted or modified and the terms and conditions thereof.

                  4. The date on which the Committee approves the granting of any Option or approves the modification of any outstanding Option shall be deemed the date on which such Option is granted or modified, regardless of the date on which the Option Agreement evidencing the same is executed.


                                   ARTICLE VI

                         Terms and Conditions of Options

                  Each Option granted by the Committee, and each modification thereof as evidenced by such Option Agreement is intended to qualify and shall be treated as an "incentive stock option" within the definition thereof contained in the Code as in effect at the date of granting or modifying the same:

                  1. The purchase price per share of Stock upon the exercise of each Option shall be at least 100% of the Fair Market Value of the Stock at the date of the granting thereof.

                  2. No part of any Option shall become exercisable until at least six months from the date on which such Option was granted. To the extent that any Option shall have become exercisable, such Option may thereafter be exercised by the Optionee in whole at any time or in part from time to time prior to the surrender, expiration or termination of such Option. Each Option shall expire and cease to be exercisable on the date designated in the applicable Option Agreement, which date may be no later than the day prior to the tenth anniversary of the date of granting thereof.

                  3. No Option shall be assignable or transferable by an Optionee except in the event of the death of the Optionee, nor shall any Option be exercisable during the lifetime of the Optionee except by the Optionee. In the event of the death, while in the employ of the Company, of any Optionee to whom an Option was originally granted, such Option shall remain exercisable (unless such Option shall sooner be surrendered or expire) within one year of the date of death of such original Optionee but in no event later than the day the option is due to expire under the terms of the grant, but only (a) by the person or persons to whom the right to exercise such Option shall have passed by will or the laws of descent and distribution and (b) if and to the extent that such Option shall have been exercisable by such original Optionee at such date of death. At the end of the aforesaid period, such Option (unless it shall sooner have been surrendered or have expired) shall terminate and cease to be exercisable.

                  4. In the event that any Optionee to whom an Option was originally granted shall cease to be employed with the Company for any reason other than death, disability, retirement or other reason determined by the Committee in its sole discretion, each Option theretofore granted to such Optionee shall terminate and cease to be exercisable upon such cessation of employment. In the event that any Optionee to whom an Option was originally granted shall cease to be employed by the Company due to disability, retirement or other reason determined by the Committee in its sole discretion, each Option theretofore granted to such Optionee shall remain exercisable for a period not exceeding three months after the date of such cessation of employment but in no event later than the day the option expires under the terms of the grant but only (a) by such original Optionee or by the person or persons to whom the right to exercise such Option shall have passed by will or the laws of descent and distribution and (b) if and to the extent that such Option was exercisable by such original Optionee at such date of cessation of employment. At the end of the aforesaid period, such Option (unless it shall sooner have been surrendered or have expired) shall terminate and cease to be exercisable.

                                   ARTICLE VII

                         Additional Terms and Provisions

                  1. To the extent that any Option shall have become exercisable as provided in Article V or Article VI above, such Option may be exercised by the Optionee at any time and from time to time by written notice to Avnet stating the number of shares of Stock with respect to which such Option is being exercised accompanied by payment in full therefor as prescribed below. As soon as practicable after receipt of such notice, Avnet shall deliver to the Optionee at the principal office of Avnet (or such other place as Avnet may designate) a certificate or certificates representing the shares of Stock acquired upon such exercise without requiring payment of any transfer or issue tax by the Optionee; provided, however, that the date for any such delivery may be postponed by Avnet for such period as it may require in the exercise of reasonable diligence (a) to register the shares of Stock so purchased under the Securities Act of 1933, as amended, and/or to obtain the opinions of counsel referred to in clauses (B) and
(E) of paragraph 4 below and (b) to comply with the applicable listing requirement of any national securities exchange or with any other requirements of law. If any Optionee shall fail to accept delivery of all or any part of the shares of Stock with respect to which such Option is being exercised upon tender thereof, the right of such Optionee to exercise such Option with respect to such unaccepted shares may, in the discretion of the Committee, be terminated. Payment for the Stock may be made (i) by check (certified, if so required by Avnet) in the amount of the aggregate exercise price of the portion of the Option being exercised or (ii) in the form of certificates representing shares of Stock (duly endorsed or accompanied by appropriate stock powers, in either case with signature guaranteed if so required by Avnet) having, at the date of receipt by Avnet of such certificates and the notice above mentioned, a Fair Market Value equal to or in excess of such aggregate exercise price or (iii) by a combination of check and certificates for Stock.

                  2. This Plan shall not confer upon any Eligible Employee or upon any Optionee any right with respect to continuance of employment by the Company, nor shall it interfere in any way with his or her right, or the Company's right, to terminate his or her employment at any time.

                  3. No Optionee shall acquire or have any rights as a shareholder of Avnet by virtue of any Option until the certificates representing shares of Stock issued pursuant to the exercise of such Option are delivered to such Optionee in accordance with the foregoing terms of this Plan, but the rights as a shareholder of each Optionee to whom certificates representing shares of Stock are so delivered shall be deemed to be the rights of a shareholder of record as of the date of giving notice of the exercise of such Option and making delivery to Avnet of the funds, certificates and/or other instruments as provided in paragraph 1 above.

                  4. It is Avnet's present intention to register under the Securities Act of 1933 as amended, the shares of Stock which may be delivered pursuant to the exercise of Options granted under this Plan. However, any provisions in this Plan to the contrary notwithstanding, Avnet shall not be obligated to sell or deliver any shares of Stock pursuant to the exercise of any Option unless (A)(i) such shares have at the time of such exercise been registered under the Securities Act of 1933 as amended, (ii) no stop order suspending the effectiveness of such registration statement has been issued and no proceedings therefor have been instituted or threatened under said Act and
(iii) there is available at the time of such exercise a prospectus containing certified financial statements and other information meeting the requirements of
Section 10(a) of said Act, or (B) Avnet shall have received from its counsel an opinion that registration of such shares under said Act is not required and (C) such shares are at the time of such exercise or will be upon official notice of issuance listed on each national securities exchange on which the Stock is then listed, (D) the prior approval of such sale has been obtained from any State regulatory body having jurisdiction (but nothing herein contained shall be deemed to require Avnet to register or qualify as a foreign corporation in any State nor, except as to any matter or transaction relating to the sale or delivery of such shares, to consent to service of process in any State), and (E) Avnet shall have received an opinion from its counsel with respect to compliance with the matters set forth in clauses (A), (B), (C), and (D) above.


                                  ARTICLE VIII

                   Adjustments Upon Changes in Capitalization

                  1. In the event that the Stock shall be split up, divided or otherwise reclassified into or exchanged for a greater or lesser number of shares of Stock or into shares of Stock and/or any other securities by reason of recapitalization, reclassification, stock dividends, stock split or reverse split, merger, combination of shares, spin-off, spin-out or other distribution of assets to Shareholders or other reorganization, the term "Stock" as used herein shall thereafter mean the number and kind of shares or other securities into which the Stock shall have been so split up, divided or otherwise reclassified or for which the Stock shall have been so exchanged; and the remaining number of shares of Stock which may in the aggregate thereafter be sold pursuant to the exercise of Options (as specified in paragraph 1 of Article III hereof) and the remaining number of shares of Stock which may thereafter be sold pursuant to the exercise of any Options then outstanding, shall be adjusted accordingly.

                  2. In the event that the Stock shall be split up, divided or otherwise reclassified or exchanged as provided in the preceding paragraph, the purchase price per share of Stock upon exercise of Options shall be correspondingly adjusted provided, however, that no adjustment in the number or kind of securities subject to outstanding Options as provided in the preceding paragraph and no adjustment in the purchase price per share of Stock upon the exercise of Options shall be made in such manner as to constitute a "modification" of Options then outstanding as defined in Section 424(h) of the Code, as such Section 424(h) is in effect at the date of such adjustment.

                  3. Anything in this Article VIII to the contrary notwithstanding, in the event that, upon any adjustment made in accordance with paragraph 1 of this Article, the remaining number of shares of Stock which may thereafter be sold pursuant to the exercise of any Option then outstanding shall include a fractional share of Stock, such fractional share of Stock shall be disregarded for all purposes of this Plan, and the Optionee holding such Option shall become entitled neither to purchase the same nor to receive cash or scrip in payment therefor or in lieu thereof.

                                   ARTICLE IX

                      Amendment and Termination of the Plan

                  The Board of Directors may amend this Plan from time to time as the Board may deem advisable and in the best interests of Avnet and may terminate this Plan at any time (except as to Options then outstanding hereunder); provided, however, that unless approved by the affirmative vote of a majority of the outstanding shares of capital stock of Avnet entitled to vote thereon, at a meeting of the shareholders of Avnet duly called and held for that purpose, no amendment to this Plan shall be adopted which shall (a) affect the composition or functioning of the Committee, (b) increase the aggregate number of shares of Stock which may be delivered pursuant to the exercise of Options,
(c) decrease the minimum purchase price per share of Stock (in relation to the Fair Market Value thereof at the respective dates of grant) upon the exercise of Options or (d) extend the maximum ten-year period within which an Option is exercisable or the termination date of this Plan.

                                    ARTICLE X

                              Shareholder Approval

                  This Plan shall be submitted to the Shareholders of Avnet for their approval before December 31, 1996. No option granted hereunder shall be exercisable until said approval shall have been obtained. If the Shareholders do not approve this plan before December 31, 1996, this Plan shall be annulled and all options theretofore granted hereunder shall thereupon be void without further action of Avnet.

                  AVNET, INC. -- PROXY FOR 1996 ANNUAL MEETING

                      SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned shareholder of AVNET, INC. (the "Company") hereby constitutes and appoints Leon Machiz and Raymond Sadowski, or either of them, as proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Common Stock of the Company standing in his or her name on the books of the Company at the Annual Meeting of Shareholders to be held at The Garden City Hotel, 45 Seventh Street, Garden City, NY on November 20, 1996, at 10:30 A.M., E.S.T. or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse side.

        The undersigned hereby instructs the said proxies (i) to vote in accordance with the instructions indicated on the reverse side with respect to the election of directors, the approval and adoption of the Avnet Deferred Compensation Plan for Outside Directors, the approval and adoption of the Avnet 1996 Incentive Stock Option Plan, and the ratification of the appointment of independent public accountants, but, if no designation is made on the reverse side, to vote for the election of twelve directors, for the proposed Avnet Deferred Compensation Plan for Outside Directors, for the Avnet 1996 Incentive Stock Option Plan, and for ratification of such appointment, and (ii) to vote in their discretion with respect to such other matters (including matters incident to the conduct of the meeting) as may properly come before the meeting.

        The undersigned hereby acknowledges receipt of the Notice and Proxy Statement dated October 11, 1996 relating to the Annual Meeting of Shareholders to be held November 20, 1996.

                  (Continued and to be signed on reverse side)

(a) ELECTION of 12 DIRECTORS to serve for the ensuing year: E. Baum, G.J. Berkman, J.F. Caligiuri, S.D. Herliny, E. Houminer, L. Machiz, S.J. Nuzzo, F. Salerno, D. Shaw, R. Vallee, K. Williams and F.S. Wood

      FOR ALL NOMINEES                        WITHHOLD AUTHORITY
        LISTED ABOVE                       to vote for all nominees
(except as listed to the contrary)                listed above
          /  /                                       /  /

INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below.

                     --------------------------------------

(b) APPROVAL AND ADOPTION OF THE AVNET DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS

             FOR              AGAINST            ABSTAIN
             / /               / /                 / /

(c) APPROVAL AND ADOPTION OF THE AVNET 1996 INCENTIVE STOCK OPTION PLAN.

             FOR              AGAINST            ABSTAIN
             / /               / /                 / /

(d) RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP as independent public accountants.

             FOR              AGAINST            ABSTAIN
             / /               / /                 / /

(e) Transactions of such other business as may properly come before the Meeting or any adjournment(s) thereof.


                                Signature should correspond with the stenciled name appearing hereon. When signing in a fiduciary or representative capacity, give full title as such. When more than one owner, each should sign.

                                Dated: _________________________________, 1996

                                ________________________________________ (L.S.)


                                ________________________________________ (L.S.)

                                Votes MUST be indicated (x) in Black or Blue
                                ink.     /  /

         Please Sign, Date and Return the Proxy Card Promptly Using the
                               Enclosed Envelope.